SECURITIES AND EXCHANGE COMMISSION

                     WASHINGTON, D.C.  20549

                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934

                 Date of Report:  April 15, 1998
                (Date of earliest event reported)


                    SUNSTAR HEALTHCARE, INC.
     (Exact name of registrant as specified in its charter)


Delaware                 1-14382                    59-3361076
(State or other     (Commission File Number)      (IRS Employer
jurisdiction of                                   Identification
incorporation or                                  No.)
organization)

              300 International Parkway, Suite 230
                     Heathrow, Florida 32746
       (Address of principal executive offices, zip code)

                         (407) 304-1066
      (Registrant's telephone number, including area code)























ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

     On April 15, 1998, SunStar Healthcare, Inc. (the "Company") sold substantially all the assets of its two physician practice subsidiaries, Brevard Medical Centers, Inc., a Delaware corporation ("Brevard") and First Health, Inc., a Florida corporation ("First") to Brevard Medical Care, Inc., a Florida corporation (the
"Buyer"). These assets consisted primarily of accounts receivable, fixed assets and physician and other payor agreements. The disposition signifies the completion of the Company's transformation from a "provider" of medical services through Brevard and First to a "payor" for medical services by establishing and operating an HMO currently licensed to operate in 39 counties within the State of Florida. For a more detailed description of the Company's HMO services, see the Press Release, dated April 16, 1998, attached hereto as EXHIBIT 20 and made a part hereof.

     The assets of Brevard and First were sold pursuant to a single Asset Purchase Agreement (the "Agreement"), executed by the parties and closed on April 15, 1998. A copy of the Agreement will be filed by amendment or with the Company's next quarterly report, whichever occurs sooner. The Company received an aggregate of one million five hundred thousand dollars ($1,500,000.00) in cash for the assets of First and Brevard. The sale price of the assets of First and Brevard was determined based on estimates of fair market value of such assets, the book value of such assets and arms-length negotiations with the Buyer. The Company intends to use the proceeds of this sale as working capital.


ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
          EXHIBITS.

     (c)  Exhibits

          20.  Press Release dated April 20, 1998.




















                           SIGNATURES

     Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              SUNSTAR HEALTHCARE, INC.
                                (Registrant)

Date:  April 30, 1998         By:       /S/ Warren Stowell
                                   Warren Stowell
                                   Chairman of the Board,
                                   President and
                                   Chief Executive Officer

                              By:       /S/ David Jesse
                                   David Jesse
                                   Executive Vice President and
                                   Assistant Secretary



































                           EXHIBIT 20


SunStar HealthCare, Inc. Announces Sale of Physician Practice
Subsidiaries





Heathrow, Florida April 20,1998 SunStar HealthCare, Inc. (NASDAQ
SUNS) today announced the sale of its two physician practice subsidiaries, Brevard Medical Centers, Inc. and First Health, Inc., to Cancer Care Centers, Inc., a local physician practice company.
The transaction will be additive to SunStar HealthCare, Inc.
earnings.

The sale of the physician practices reflects the final piece of SunStar HealthCare, Inc.'s transformation from a "provider" of medical care, through ownership of medical clinics, to a "payor" of medical care as an HMO. The HMO subsidiary, SunStar Health Plan, Inc., is licensed in 39 Florida counties and has its products available to more than 12,000,000 potential customers representing 85% of the state of Florida's population.

SunStar Health Plan, Inc. offers comprehensive HMO products for individuals, families, small and large employer groups through its broad healthcare delivery system of 9,000 physicians and 88 hospitals.




Contact: Warren D. Stowell Chief Executive Officer
        (407) 304-1066





Please Release Thursday April 16,1998 @ 8:00A.M.
U.S. 1 Distribution